Exhibit 10(jj)
Effective January 1, 2011
CHIEF EXECUTIVE OFFICER
MAJOR MEDICAL & DENTAL BENEFITS
Benefits include all medical, dental and vision expenses covered under (i) the PCS U.S. Flexible Benefits Plan (the “Plan”) and (ii) a company-provided fully-insured “wrap around” policy that reimburses the chief executive officer for certain out-of-pocket expenses that exceed the reimbursed costs under the Plan.

Individual Deductible Amount	$250
Family Deductible Amount	$500
Annual Out of Pocket Maximum	$1,250 individual
$2,500 family

Percentage Reimbursements	90%
Office Visits
Primary Doctor	$15 Copay
Specialist	$15 Copay
Emergency Room	$150 Copay
Urgent Care	$50 Copay

MEDICAL

Maximum Aggregate per Individual	None
Maximum Medical Travel Amount (per Individual)	None
Preventive & Wellness	100%

DENTAL

Maximum Dental Amount per Individual	$8,000 per calendar year

OTHER SPECIFIC LIMITS & MAXIMUMS ARE LISTED BELOW:

STANDARD COVERED EXPENSES
Maximum Nursing Services Amount	Subject to medical necessity

HOSPITAL COVERED EXPENSES
Hospital Daily Amount (private room)	90% after deductible

PRESCRIPTION DRUG COVERED EXPENSES	$10/$20 copay

PARAMEDICAL COVERED EXPENSES

Chiropractic Services	Subject to medical necessity
Physiotherapist Services	Subject to medical necessity
Acupuncturist Services	Only when used for anesthesia
Podiatrist Services	Subject to medical necessity
Speech Therapist Services	Subject to medical necessity

EXTRACARE COVERED EXPENSES
Convalescent Hospital Daily Amount	90% after deductible
Maximum Number of Days of Convalescent Hospital Confinement	Subject to medical necessity
Maximum Visits to Psychologist or Social Worker	Subject to medical necessity
Maximum Eye Examination Amount	Reasonable and customary
Once every 12 months
Eyeglass, Frame or Contact Lens Amount	$1,000 per 24 consecutive months